U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        January 20, 2009

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 14-16, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of principal executive offices)

34-93-620-8090

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No.1”) amends and supplements Private Media Group, Inc.’s (“Private”) Current Report on Form 8-K filed on January 23, 2009 (the “Initial Filing”), in which Private reported the closing of its acquisition of the business of Game Link LLC and its affiliate, eLine, LLC, on January 20, 2009 (the “acquired business”). This Amendment No. 1 is being filed to amend Items 9.01(a) and 9.01(b) of the Initial Filing to reflect that financial information related to the acquisition of the acquired business is not required to be filed under Article 3 or Article 11 of Regulation S-X. Except for the amendment of Items 9.01(a) and 9.01(b), this Amendment No. 1 does not amend the Initial Filing. The information previously reported in the Initial Filing is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

After reviewing the financial statements of the acquired business, Private has determined that the historical financial statements of the acquired business are not required to be filed under Article 3 of Regulation S-X.

(b)	Pro Forma Financial Information.

After reviewing the financial statements of the acquired business, Private has determined that pro forma financial information relating to the acquisition of the acquired business is not required to be filed under Article 11 of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date:	April 7, 2009	/s/ Johan Gillborg
Johan Gillborg, Chief Financial Officer

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